UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Amesite Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMESITE INC.

607 Shelby Street, Suite 700 PMB 214

Detroit, Michigan 48226

December 8, 2023

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 18, 2024

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Amesite Inc. (the “Company”), which will be held on January 18, 2024 at 8:45 a.m. Eastern Time. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/AMST2024.

In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement. At the Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	Election of three Class III Directors to hold office until successors are duly elected and qualified or until the 2026 Annual Meeting of Stockholders;

2.	Ratification of the appointment of Turner, Stone & Company, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024; and

3.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed November 27, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the meeting.

We are distributing our proxy materials to certain stockholders via the Internet under the U.S. Securities and Exchange Commission “Notice and Access” rules. We believe this approach allows us to provide stockholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) beginning on or about December 8, 2023, rather than a paper copy of the Proxy Statement, the proxy card and our annual report on Form 10-K for the fiscal year ended June 30, 2023. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.

IF YOU PLAN TO ATTEND:

To be admitted to the Annual Meeting, which is being held virtually, you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. As an alternative to voting during the Annual Meeting, you may vote via the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote during the Annual Meeting. Failure to do so may result in your shares not being eligible to be voted by proxy during the Annual Meeting. Your vote is very important.

BY ORDER OF THE BOARD OF DIRECTORS

December 8, 2023	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D. Chairman of the Board of Directors

Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JANUARY 18, 2024:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy Card and

2023 Annual Report to Stockholders are available at:

www.proxyvote.com

AMESITE INC.

607 Shelby Street, Suite 700 PMB 214

Detroit, Michigan 48226

PROXY STATEMENT FOR THE

2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on January 18, 2024

The board of directors of Amesite Inc. (“Amesite” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on January 18, 2024, at 8:45 a.m. Eastern Time, in a virtual format online by accessing www.virtualshareholdermeeting.com/AMST2024, and at any adjournment thereof.

This proxy statement contains information relating to the Annual Meeting. This year’s Annual Meeting of stockholders will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/AMST2024. In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting.

The Notice of Internet Availability of Proxy Materials, proxy statement and form of proxy are being distributed and made available on the internet or about December 8, 2023 to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned our common stock on November 27, 2023 are entitled to vote at the Annual Meeting.

AMESITE INC.

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GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Ann Marie Sastry, Ph.D., Chief Executive Officer of the Company, and Sherlyn W. Farrell, Chief Financial Officer of the Company, as your proxies for the Annual Meeting and you are authorizing such proxies to vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by the regulations of the United States Securities and Exchange Commission (the “SEC”) to give you when we ask you to sign a proxy card designating Ann Marie Sastry, Ph.D. and Sherlyn W. Farrell as proxies to vote on your behalf.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using the SEC’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials over the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access  provides stockholders with a convenient method of accessing the proxy materials and voting, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about December 8, 2023, we began mailing to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the Internet and how to vote online. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on January 18, 2024, at 8:45 a.m. Eastern Time in a virtual format online by accessing www.virtualshareholdermeeting.com/AMST2024.

Who is entitled to vote?

The board of directors has fixed the close of business on November 27, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 2,542,440 shares of common stock issued and outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How will my shares be voted if I give no specific instruction?” below for information on how shares held in street name will be voted when no instructions are provided.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I voting on?

There are two matters scheduled for a vote:

1.	Election of three Class III Directors to hold office until successors are duly elected and qualified or until the 2026 Annual Meeting of Stockholders; and

2.	Ratification of the appointment of Turner, Stone & Company, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

What if another matter is properly brought before the Annual Meeting?

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with her best judgment.

How do I vote?

MAIL	INTERNET	PHONE	ONLINE AT THE MEETING

Mailing your signed proxy card or voter	Using the Internet before the Meeting at:	By calling:	You can vote during the Meeting at:
instruction card.	www.proxyvote.com	1-800-690-6903	www.virtualshareholdermeeting.com/AMST2024

Stockholders of Record

If you are a registered stockholder, you may vote by mail, phone or online by following the instructions above. You also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet is 11:59 p.m. Eastern Time on January 17, 2024. Our board of directors’ designated proxies, Ann Marie Sastry, Ph.D. and Sherlyn W. Farrell, will vote your shares according to your instructions. If you attend the live webcast of the Annual Meeting, you also will be able to vote your shares electronically at the Annual Meeting up until the time the polls are closed.

Beneficial Owners of Shares Held in Street Name

If you are a street name holder, your broker or nominee firm is the legal, registered owner of the shares, and it may provide you with materials in connection with the Annual Meeting. Follow the instructions on the materials you receive to access our proxy materials and vote or to request a paper or email copy of our proxy materials. The materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check the voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet in advance of the meeting and whether, or if you attend the live webcast of the Annual Meeting, if you will be able to vote your shares electronically at the meeting up until the time the polls are closed.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What constitutes a quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are present or represented by proxy. Thus, 1,271,221 shares must be present or represented by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting to a future date as allowed under applicable law.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of three Class III Directors to hold office until successors are duly elected and qualified or until the 2026 Annual Meeting of Stockholders.

2.	“For” the ratification of the appointment of Turner, Stone & Company, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how such shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Ann Marie Sastry, Ph.D. and Sherlyn W. Farrell, the board of directors’ designated proxies.

If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For”, “Withhold” and broker non-votes; and, with respect to the other proposal, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a broker non-vote?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

Our common stock is listed on The Nasdaq Capital Market. However, under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: (i) Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal, and (ii) Proposal No. 2 for the ratification of the appointment of Turner, Stone & Company, L.L.P. as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. Because NYSE rules apply to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our common stock is listed on The Nasdaq Capital Market.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Generally, unless provided otherwise by applicable law, our Bylaws (“Bylaws”) provide that an action of our stockholders (other than for the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either electronically or by proxy) vote in favor of such action. Therefore, abstentions will have no effect with respect to Proposal 1 or Proposal 2.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR” “WITHHOLD”	None(1)	No(3)

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of the Company by delivering a properly completed, later-dated proxy card or vote instruction form or by voting at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Amesite Inc., 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226, Attention: Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I have dissenters’ rights of appraisal?

Stockholders do not have appraisal rights under Delaware law or under Amesite’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board Size and Structure

Our Certificate of Incorporation (“Certificate of Incorporation”), and our Bylaws provide that our business is to be managed under the direction of our board of directors. Our board of directors is required to consist of not less than one director.

Our board of directors currently consists of seven directors. Our Certificate of Incorporation provides that the number of directors on our board of directors shall be fixed exclusively by resolution adopted by our board of directors. The board of directors, by resolution adopted at a meeting of the board of directors held on November 23, 2020, set the number of directors at 7, effective on the date of the Annual Meeting. The directors shall be divided into three classes, designated as Class I, Class II and Class III, as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. At the 2024 annual meeting of stockholders, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At the 2025 annual meeting of stockholders, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the 2026 annual meeting of stockholders, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Each director shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our board of directors met four times during the year ended June 30, 2023. All members of our board of directors attended at least 75% of board and applicable committee meetings during the year ended June 30, 2023. We, as a matter of policy, encourage our directors to attend meetings of stockholders but we do not require attendance. All of our directors attended last year’s Annual Meeting of Stockholders.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Except as otherwise provided by the DGCL, pursuant to our Certificate of Incorporation and Bylaws, the board of directors or any individual director may be removed from office only for cause at a meeting of stockholders called for that purpose, by the affirmative vote of the holders of at least at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

Nominees for Election

Anthony M. Barkett, Gilbert S. Omenn, M.D., Ph.D. and George Parmer have been nominated by the board of directors to stand for re-election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Anthony M. Barkett, Gilbert S. Omenn, M.D., Ph.D. and George Parmer will serve for a term expiring at the annual meeting to be held in 2027 (the “2027 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the board of directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the board of directors. Alternatively, the proxies, at the discretion of the board of directors, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The board of directors has no reason to believe that any nominee will be unable to serve.

Information About Board Nominees

The following pages contain certain biographical information for the nominees for director, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.

 Anthony M. Barkett - Director

Mr. Barkett (58) has served as a member of our board of directors since February 2018. Mr. Barkett is a California-based real estate developer. He holds Bachelor of Arts degrees in Economics and Political Science from the University of California at Los Angeles, as well as a Juris Doctor degree from the University of the Pacific, McGeorge School of Law. Mr. Barkett practiced law from 1994-2003 specializing in land use, affordable housing and government relations. He is currently the managing member of several limited liability companies which developed and now own and manage commercial real estate in California, Arizona and Hawaii. He is the managing member of Oliveto, LLC which farms and manages olive and walnut orchards in Linden, CA. He is the CEO of Trinity Solar and managing member of Affordable Energy Partners, LLC which built and still owns and manages solar systems throughout CA. In 2013 he was appointed by Governor Jerry Brown to the California Citizens Compensation Commission, a State commission that sets compensation for the legislature. He is a board member and has been for 17 years of the Downtown Stockton Alliance which is a property owner based 501(c)(3) organized to promote and restore downtown Stockton. He is also a political consultant for Stockton East Water District and has held this position for 20 years. In 2016, he was a co-founder of Ready to Work a 501(c)(3) corporation formed to help homeless and previously incarcerated men get paid work, job training and permanent housing. Additionally, Mr. Barkett was appointed as a Commissioner to the Port of Stockton and is also a board member of Aspire Public Schools. We believe that Mr. Barkett’s non-profit experience qualifies him to serve on our board of directors.

Gilbert S. Omenn, M.D., Ph.D. - Director

Dr. Omenn (82) has served as a member of our board of directors since March 2020. Prior to his appointment as a member of the board of directors, Dr. Omenn served on our board of advisors. Dr. Omenn is the Harold T. Shapiro Distinguished University Professor of Computational Medicine & Bioinformatics, Internal Medicine, Human Genetics, and Public Health at the University of Michigan. Dr. Omenn brings decades of public-company board experience, including 27 years with Amgen, Inc, (NASDAQ: AMGN) and 22 years with Rohm & Haas Company. He was Dean of the University of Washington School of Public Health & Community Medicine (1982-1997) and then Executive Vice President for Medical Affairs at the University of Michigan and CEO of the UM Health System (1997-2002). In addition, he was a White House Fellow at the Atomic Energy Commission (1973-1974), Associate Director of the White House Office of Science & Technology Policy and the Office of Management and Budget (1977-1981), on the advisory council for the AAAS “Project 2061: Science for all Americans” (1986-1996), chair of the Presidential/Congressional Commission on Risk Assessment & Risk Management (1994-1997), President of the American Association for the Advancement of Science (AAAS, 2006), member of the Scientific Management Review Board for the NIH (2012-2014), member of the Council of the National Academy of Medicine (NAM, 2015-2017), and currently a member of the Policy & Global Affairs Committee of the National Academies. He is a director of Angion Biomedica and of Galectin Therapeutics. We believe that Dr. Omenn’s public company, academic, science education, and healthcare experience qualifies him to serve on our board of directors.

George Parmer - Director

George Parmer (84) has served as a member of our board of directors since November 2020. George sits on the board of Linkbancorp, Inc., is the former Chairman of the Board of Trustees at Messiah University in Pennsylvania. He is the founder and president of residential home building and development company Fine Line Homes, which has developments along the east coast from New York to North Carolina. He is also the founder and president of nationwide company Residential Warranty Corporation and three insurance companies located in Colorado, Pennsylvania, and Texas. We believe that Mr. Parmer’s business and leadership experience qualifies him to serve on our board of directors.

Information About Board Members Not Currently Up for Election

The following pages contain certain biographical information for board members not currently up for election, including all positions currently held, their principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such nominee currently serves as a director or has served as a director during the past five years.

Ann Marie Sastry, Ph.D. –Chief Executive Officer, President and Chairman of Board of Directors

Ann Marie Sastry, Ph.D. (56) has served as our Chief Executive Officer, President and Chairman of the board of directors since our incorporation in November 2017. A biographical summary for Ann Marie Sastry, Ph.D. is included in the section titled “Executive Officers”.

Barbie Brewer - Director

Ms. Brewer (47) has served as a member of our board of directors since July 2019. Ms. Brewer has been the Chief People Officer of Marqeta, Inc., since February 2019. From May 2017 to present, Ms. Brewer has also been the founder and CEO of TNT Consulting LLC, a consulting firm that advises early-stage growth companies. From September 2017 to February, 2019, Ms. Brewer was the Chief Culture Officer of GitLab Inc., an information technology and services company that uses open-source software to create a single application that covers the entire DevOps lifecycle. From 2011 through 2017, Ms. Brewer served as the Vice President of Human Resources at Netflix, where she led human resources for Netflix’s product innovation, engineering/development, business development and digital supply chain organizations, managing a team that supported over 1,500 employees. Prior thereto, from April 2008 to January 2011, Ms. Brewer worked as a Vice President of Human Resources at Sportvision, a leading provider in sports entertainment products and data solutions. From 2000 through 2007, Ms. Brewer worked at Cisco as the Human Resources Manager. She also has certifications in Situational Leadership and Project Management. Ms. Brewer received a bachelor’s degree in communications and business from Santa Clara University, where she graduated Magna Cum Laude. She also holds a master’s degree in Human Resource Management from George Washington University. We believe that Ms. Brewer’s management experience qualifies her to serve on our board of directors.

J. Michael Losh – Director

Mr. Losh (77) has served as a member of our board of directors since February 2018. Mr. Losh served as the Chief Financial Officer at Cardinal Health from July 2004 to May 2005. Mr. Losh was with General Motors from 1964 to 2000. He served as the Chief Financial Officer and Executive Vice President of General Motors Corp., from July 1994 to August 2000. He is a Director at Aon PLC (NYSE: AON) (2003-present) and a Director at Cardinal Health Inc. (NYSE: CAH) (1996 to 2009 and 2018 to 2021). Mr. Losh has served as a director of AMB Corp., Care Fusion Inc., Electronic Data Systems Corp., Delphi Automotive Systems Corp., Hughes Electronics, Quaker Oats Company, TRW Automotive Inc., HB Fuller Co, and Prologis, Inc. He served as Chairman of the boards of GMAC, Metaldyne Corp, and Masco Corp. (NYSE: MAS). Mr. Losh holds a B.S. in Mechanical Engineering from Kettering University and an M.B.A. from Harvard University. We believe that Mr. Losh’s public company experience qualifies him to serve on our board of directors.

Richard T. Ogawa - Director

Mr. Ogawa (61) has served as a member of our board of directors since February 2018. From 2013 to 2021, Mr. Ogawa served as General Counsel of Inphi Corporation, responsible for overseeing legal matters as well as corporate, intellectual property, and government affairs. Mr. Ogawa is a Registered United States Patent Attorney and a Member of the California State Bar with more than 25 years of experience specializing in technology companies. Prior to Inphi, he was a Partner at Townsend and Townsend, a law firm focused on intellectual property. He is the founder and owner of Ogawa Professional Corporation, his own law firm, focusing on venture backed startup companies. He also previously served as General Counsel for Soraa Laser Diode, Inc., a venture funded company by Khosla Ventures, and MCube, Inc. a venture funded company by Kleiner Perkins Caufield & Byers. He has also held a variety of engineering and management positions at NEC Electronics. He is a Charter Member of the Indus Entrepreneur Group (TIE) and had been a member of the boards of the Asian Law Alliance, American Intellectual Property Law Association, and others. Mr. Ogawa also served as a Partner Member for Technology Group 2800 of the United States Patent and Trademark Office. He received a B.S. in Chemical Engineering from the University of California, Davis in 1984, and a J.D. from McGeorge School of Law, University of Pacific in 1991. We believe that Mr. Ogawa’s experience as an attorney and his patent expertise qualifies him to serve on our board of directors.

Board Diversity Matrix (December 8, 2023)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	4
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background

Information Concerning the Board and Corporate Governance

Board Leadership Structure

Ann Marie Sastry, Ph.D. has served as our Chief Executive Officer, President and Chairman of the board of directors since our incorporation in November 2017. We believe that this structure is the most effective governance framework for us and our stockholders at this time because it allows our Company to benefit from Dr. Sastry’s talent, knowledge, and leadership as the founder of Amesite, and allows her to use the in-depth focus and perspective gained in running the Company to effectively and efficiently lead our board of directors. As Dr. Sastry has experience with advising boards of directors and senior management with respect to management and other business aspects, she is particularly well-suited to serve as Chairman.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Role in Risk Oversight

Management is responsible for managing the risks that we face. The board of directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board of directors in reviewing our strategic objectives and plans is a key part of the board of directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board of directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

Stockholder Communications to the Board of Directors

Stockholders wishing to submit written communications directly to the board of directors, or a specified director, should send their communications to Secretary, Amesite Inc., 607 Shelby Street, Suite 700 PMB 214, addressed to the entire board of directors or to such specified director. All stockholder communications will be considered by the independent members of our board of directors. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

Director or Officer Involvement in Certain Legal Proceedings

Except as set forth herein, the Company’s directors, executive officers and director nominees were not involved in any legal proceedings described in Item 401(f) of Regulation S-K during the past ten years. Further, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Directors and Officers Liability Insurance

The Company has directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures the Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and the Company’s Certificate of Incorporation and Bylaws.

Director Independence

The listing rules of The Nasdaq Capital Market require that independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of The Nasdaq Capital Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of The Nasdaq Capital Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Company’s board of directors has undertaken a review of the independence of the Company’s directors and director nominees and considered whether any director has a material relationship that could compromise their ability to exercise independent judgment in carrying out their responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that each of Anthony M. Barkett, Barbie Brewer, J. Michael Losh and Gilbert S. Omenn, M.D., Ph.D., currently representing four of the Company’s seven directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. In making these determinations, the board of directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “Certain Relationships and Related Party Transactions”.

Prohibited Transactions

Directors and executive officers may not hedge Company securities and, subject to limited exceptions, may not pledge Company securities as collateral for any loan. Other restrictions are detailed in the Company’s Insider Trading Compliance Program which is available at https://d1io3yog0oux5.cloudfront.net/_6be070def9601c6df66acdbe1d988118/amesite/db/525/4557/file/AMST_Insider_Trading_Compliance_Program.pdf.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons timely met all of the applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2023, with the exception of the following: (i) Sherlyn W. Farrell filed one late report on Form 3 covering no transactions, (ii) Anthony M. Barkett filed one late report on Form 4, covering one transaction, (iii) J. Michael Losh filed one late report on Form 4, covering one transaction, (iv) Richard Ogawa filed one late report on Form 4, covering one transaction, (v) Gilbert S. Omenn filed one late report on Form 4, covering one transaction, and (vi) George Parmer filed one late report on Form 4, covering one transaction ..

Board Committees

In September 2020, the board of directors established an audit, compensation, and nominating and corporate governance committees, each of which are comprised of the members and have the responsibilities described below. Each of the below committees has a written charter approved by the Company’s board of directors, which are available on the Company’s website at https://ir.amesite.com/corporate-governance/governance-documents. Each of the committees reports to the Company’s board of directors as such committee deems appropriate and as the Company’s board of directors may request.

The composition and functions of each committee are described below.

Name	Independent	Audit	Compensation	Corporate Governance and Nominating Committee (1)
Anthony M. Barkett	X	X	X	X
Barbie Brewer	X		X*	X
J. Michael Losh	X	X*		X
Gilbert S. Omenn, M.D., Ph.D.	X	X	X	X

*	Chairperson of the committee

(1)	Our independent directors perform the Nominating and Corporate Governance function.

Audit Committee

The audit committee is currently comprised of Anthony M. Barkett, J. Michael Losh and Gilbert S. Omenn, M.D., Ph.D. Mr. Losh serves as the chairperson of the audit committee. The Company’s board of directors has determined that each member of the audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. The Company’s board of directors has also determined that Mr. Losh is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of The Nasdaq Capital Market. The responsibilities of the audit committee include, among other things:

●	selecting and hiring the independent registered public accounting firm to audit the Company’s financial statements;

●	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;

●	preparing the audit committee report that the SEC requires to be included in the Company’s annual proxy statement;

●	reviewing the adequacy and effectiveness of the Company’s internal controls and disclosure controls and procedures, as may be required;

●	overseeing the Company’s policies on risk assessment and risk management, including risk related to cybersecurity;

●	reviewing related party transactions; and

●	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

The Company’s audit committee operates under a written charter which satisfies the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Capital Market. The audit committee met four times during the year ended June 30, 2023.

Compensation Committee

The Company’s compensation committee is currently comprised of Anthony M. Barkett, Barbie Brewer and Gilbert S. Omenn, M.D., Ph.D. Ms. Brewer serves as the chairperson of the compensation committee. The Company’s board of directors has determined that each member of the compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of The Nasdaq Capital Market. Each member of the compensation committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of the compensation committee is to oversee the Company’s compensation policies, plans and benefit programs and to discharge the responsibilities of the Company’s board of directors relating to compensation of its executive officers. The responsibilities of the compensation committee include, among other things:

●	reviewing and approving or recommending to the board of directors for approval compensation of the Company’s executive officers;

●	reviewing and recommending to the board of directors for approval the compensation of directors;

●	overseeing the Company’s overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including the Company’s executive officers;

●	reviewing, approving and making recommendations to the Company’s board of directors regarding incentive compensation and equity plans; and

●	administering the Company’s equity compensation plans.

The compensation committee did not meet during the year ended June 30, 2023.

The Role of Management in the Compensation-Setting Process

Management’s role in the compensation-setting process, includes the following:

●	to establish the operating budget approved by the board of directors, which forms the basis for evaluating corporate achievements and the achievements of the divisions our Named Executive Officers manage that are taken into consideration when evaluating compensation levels for Named Executive Officers; and

●	to make recommendations to the Compensation Committee on salary levels and stock option and restricted stock awards (or RSUs).

Management also prepares information for each Compensation Committee meeting. Our Chief Executive Officer also participates in committee meetings at the request of the Compensation Committee to provide, among other things:

●	background information regarding the Company’s strategic objectives; and

●	their evaluation of the performance of the Named Executive Officers, including accomplishments, and areas of strength and weakness.

Corporate Governance and Nominating

The independent directors of the Company’s board of directors are responsible for reviewing, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. The independent directors of the Company’s board of directors, in evaluating the suitability of individual candidates (both new candidates and current members) and recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, consider many factors, including the following:

●	diversity of personal and professional background, perspective and experience;

●	personal and professional integrity, ethics and values;

●	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

●	experience relevant to the Company’s industry and with relevant social policy concerns;

●	experience as a board member or executive officer of another publicly held company;

●	relevant academic expertise or other proficiency in an area of the Company’s operations;

●	practical and mature business judgment, including ability to make independent analytical inquiries;

●	promotion of a diversity of business or career experience relevant to the Company’s success; and

●	any other relevant qualifications, attributes or skills.

Currently, the independent directors evaluate each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The independent directors consider stockholder nominees made in accordance with our bylaws, and evaluate candidates recommended by stockholders in the same manner as all other candidates brought to the attention of the independent directors. Stockholder recommendations may be submitted to the independent directors in care of the Secretary at the address set forth under “Stockholder Communications to the Board of Directors.”

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Company’s board of directors or its compensation committee. None of the members of the Company’s compensation committee is, or has ever been, an officer or employee of the Company.

Code of Business Conduct and Ethics

The Company’s board of directors adopted a code of business conduct and ethics applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of The Nasdaq Capital Market. The code of business conduct and ethics is publicly available on the Company’s website. Any substantive amendments or waivers of the code of business conduct and ethics may be made only by the Company’s board of directors and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of The Nasdaq Capital Market.

Corporate Governance Guidelines

The Company’s board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of The Nasdaq Capital Market.

Director Compensation

During the fiscal year ended June 30, 2023, the Company accrued or paid compensation to its directors for serving in such capacity, as shown in the table below. The Company is not aware of any agreements or arrangements between any director or nominee for director, and any person or entity other than the Company, relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company.

Name	Fees Earned or Paid in Cash	Total
Anthony M. Barkett (1)	$48,000	$48,000

Barbie Brewer (2)	$55,500	$55,500

J. Michael Losh (3)	$58,000	$58,000

Richard T. Ogawa (4)	$48,000	$48,000

Gilbert S. Omenn, M.D., Ph.D. (5)	$48,000	$48,000

George Parmer (6)	$48,000	$48,000

(1)	As of June 30, 2023, Anthony Barkett had 17,849 option awards outstanding.

(2)	As of June 30, 2023, Barbie Brewer had 29,932 option awards outstanding.

(3)	As of June 30, 2023, Michael Losh had 34,099 option awards outstanding.

(4)	As of June 30, 2023, Richard Ogawa had 46,599 option awards outstanding.

(5)	As of June 30, 2023, Gilbert S. Omenn had 21,342 option awards outstanding.

(6)	As of June 30, 2023, George Parmer had 4,259 option awards outstanding.

On May 22, 2021, the board of directors adopted a director compensation program for the Company’s independent directors consisting of equity compensation, beginning in fiscal year 2021. Directors who are also officers do not receive any additional compensation for serving on any board committees. These programs consist of the following equity compensation for independent directors:

Cash and Equity Compensation

On September 29, 2021, the board of directors approved changes to our director compensation program for fiscal year 2022 and beyond. The board instituted an annual cash retainer for our directors in an amount of $48,000, provided that the cash retainer for the chair of our Compensation Committee and Audit Committee shall also contain an additional retainer of $7,500 and $10,000, respectively. In addition, our directors received an annual $100,000 restricted stock unit grant, which will vest on the one-year anniversary of grant. Cash and equity payments for director service are paid on a quarterly basis. The annual restricted stock unit grant for fiscal year 2023 will be issued as a catch-up grant at the same time that the grant for fiscal year 2024 is approved and issued.

Finally, our board of directors adopted a Deferred Fee Plan for our non-employee directors pursuant to which directors may defer all or a portion of their total cash compensation into deferred stock units which will be payable to them on the earlier of, their departure from the board or a change in control. Directors make an annual election before the start of the calendar year regarding what portion of cash compensation will be deferred for the subsequent calendar year.

Interests of Executive Officers and Directors in this Proposal

Except for our current director nominees, our executive officers, directors and associates of our executive officers, directors and director nominees do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

A plurality of the votes cast at the Annual Meeting is required to elect a nominee as a director.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the election of Anthony M. Barkett, Gilbert S. Omenn, M.D., Ph.D. and George Parmer as directors of the Company.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors has selected Turner, Stone & Company, L.L.P. (“Turner”) to audit our financial statements for the fiscal year ending June 30, 2024. Turner has audited our financial statements since the Company’s fiscal year ended June 30, 2023. A representative of Turner is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although stockholder approval of the selection of Turner is not required by law, our board of directors believes it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board of directors may reconsider its selection of Turner.

On January 27, 2023, the Company dismissed Deloitte as the Company’s independent registered public accounting firm. The Audit Committee of the board of directors of the Company approved the dismissal of Deloitte. The report of Deloitte on the Company’s financial statements for the fiscal year ended June 30, 2022 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s audit report dated September 28, 2022 related to the Company’s financial statements for the year ended June 30, 2022 contained an explanatory paragraph as to the uncertainty of the Company’s ability to continue as a going concern. During the fiscal years ended June 30, 2022 and 2021, and the subsequent interim period through September 30, 2022, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its audit reports.

The Company provided Deloitte with a copy of the disclosure required by Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and Deloitte furnished a letter addressed to the Securities and Exchange Commission stating that it agreed with such statements. A copy of Deloitte’s letter, dated February 2, 2023 is filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2023.

On January 27, 2023, the Company appointed Turner as the Company’s new independent registered public accounting firm effective as of January 27, 2023. The Audit Committee of the board of directors of the Company approved the appointment of Turner Stone.

During the fiscal year ended June 30, 2022 and the period from October 1, 2022 through January 27, 2023, neither the Company, nor anyone acting on its behalf, consulted with Turner Stone regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Turner Stone did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees of Independent Registered Public Accounting Firms

Turner acted as the Company’s independent registered public accounting firm for the year ended June 30, 2023 and for the interim periods in such fiscal year, and Deloitte & Touche LLP (“Deloitte”) acted as the Company’s independent registered public accounting firm for the year ended June 30, 2022. The following table shows the fees that were incurred by the Company for audit and other services provided by Turner and Deloitte for the years ended June 30, 2023 and 2022.

	Years Ended June 30,
	2023	2022
Audit Fees (a)	$128,305	$244,031
Audit-Related Fees (b)	-	-
Tax Fees (c)	-	-
Other Fees (d)	90,905	130,450
Total	$219,210	$374,481

(a)	Audit fees include fees for professional services provided in connection with the audit of the Company’s annual financial statements, the review of its financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered accounting firm for statutory and regulatory filings or engagements in the indicated fiscal year.
(b)	Audit-related include the fees for assurance and related services by the independent registered accounting firm that are reasonably related to the performance of the audit or review of the company’s financial statements.
(c)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.
(d)	Other fees represent fees for any other products and services provided by the independent registered accounting firm, including those related to our filing of certain registration statements.

Pre-Approval Policies and Procedures

All services described under “Audit Fees” and “Other Fees” above rendered by Turner and Deloitte were pre-approved by the Company’s board of directors. The board of directors has adopted a pre-approval policy that provides for the pre-approval of all services performed for the Company by its independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the board of directors regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Interests of Executive Officers and Directors in this Proposal

Our executive officers, directors and director nominees, and associates of our executive officers, directors and director nominees do not have any substantial interest, direct or indirect, in this proposal.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

Board Recommendation

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Turner as our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

We have reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended June 30, 2023 with management and with the Company’s independent registered public accounting firm, Turner, Stone & Company, L.L.P. (“Turner”).

We have discussed with Turner the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

We have received the written disclosures and the letter from Turner required by applicable requirements of the PCAOB regarding Turner’s communications with the Audit Committee concerning independence, and we have discussed with Turner such firm’s independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, for filing with the SEC.

The Audit Committee is comprised of three independent directors (as defined under Nasdaq Listing Rule 5605(a)(2)): J. Michael Losh, Anthony M. Barkett, and Gilbert S. Omenn, M.D., Ph.D. The Audit Committee operates under a written charter, which is available on our website at https://ir.amesite.com/corporate-governance/governance-documents.

Submitted by the Audit Committee

J. Michael Losh – Chairman
Anthony M. Barkett
Gilbert S. Omenn, M.D., Ph.D.

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of date of this proxy statement. There are no family relationships among any of our executive officers, directors or director or officer nominees.

Name	Age	Position(s)

Ann Marie Sastry, Ph.D.	56	Chief Executive Officer, President and Chairman of the Board

Sherlyn W. Farrell	61	Chief Financial Officer

Ann Marie Sastry, Ph.D. - President, Chief Executive Officer and Chairman of the board of directors

Dr. Sastry has been our President, Chief Executive Officer, and Chairman since our incorporation in November 2017. From April 2008 to October 2015, Dr. Sastry served as the President, Chief Executive Officer, member of the board of directors and co-founder of Sakti3, recognized as one of the Massachusetts Institute of Technology’s 50 Smartest Companies in 2015. Backed by a global team of venture capitalists Sakti3 was sold to Dyson Ltd. in 2015 for $90 million. Dr. Sastry was invited to the White House in 2015 to be recognized for her technology entrepreneurship, and meet with President Barack Obama. From October 2015 to November 2017, Dr. Sastry continued on with Dyson as head of the global solid state battery team, focusing on technology strategy and advancement, staff and organizational growth, and partnership development. Her technology and business work have been featured in the Wall Street Journal, Fortune, Forbes, the Economist, USA Today, the New York Times and on the cover of Inc.

Prior to starting her companies, Dr. Sastry was a professor of engineering at the University of Michigan (UM). Dr. Sastry was named an Arthur F. Thurnau Professor (UM’s highest teaching honor) in 2008. Tenured and promoted early, Sastry was recognized with some of the highest honors in her scientific fields over her 17 year academic career, including the ASME Frank Kreith Energy Award (2011) and NSF’s Presidential Early Career Award for Scientists and Engineers (1997). She founded two academic research centers in intracellular signaling (Keck Foundation) and advanced automotive batteries (GM/Department of Energy), and a global graduate program in Energy Systems Engineering. She has co-authored over 100 publications and 100 patents and filings, and has delivered over 100 invited lectures and seminars globally on a range of scientific and technology topics, spanning mathematics, physics, bioscience and battery technology. Sastry is active in philanthropy and business mentorship, with a focus on education and poverty alleviation. She holds Ph.D. and M.S. degrees from Cornell University, and a B.S. degree from the University of Delaware, all in mechanical engineering. We believe that Dr. Sastry’s experience working with successful companies and her experience in education qualifies her to serve on our board of directors.

Sherlyn W. Farrell – Chief Financial Officer

Ms. Farrell has been our Chief Financial Officer since December 15, 2022. Ms. Farrell has extensive experience in accounting, financial analysis, and risk management. Since 2005, Ms. Farrell has served as President of Seven Kites Strategic Consulting, Inc. (“Seven Kites”), where she focused on strategic planning, CFO oversight, financial reporting and analysis. Prior to Seven Kites, Ms. Farrell served as Chief Executive Officer of RGL Forensics from 2000 through 2005. RGL Forensics was a leading financial investigations company that specialized in the insurance, legal and corporate markets that was acquired by Baker Tilly in 2018. From 1999 – 2000, Ms. Farrell served as a Partner / Senior Consultant at RiskCap where she focused on the alternative risk finance arena developing and managing specialty insurance programs, including medical malpractice, workers compensation, general liability and warranty programs. Prior to RiskCap, Ms. Farrell was an audit manager at KPMG from 1984 – 1989.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the fiscal years ended June 30, 2023 and 2022 to (i) our Chief Executive Officer, (ii) the two most highly compensated individuals who were serving as executive officers as of June 30, 2023, and (iii) two additional individuals for whom disclosure would have been provided pursuant to prong (ii) but for the fact that they were not serving as an executive officer as of June 30, 2023 (we refer to these individuals as the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Total
Ann Marie Sastry, Ph.D.,	2023	$550,000	$-	$-	$-	$550,000
Chief Executive Officer and President	2022	$550,000	$150,000	$-	$-	$700,000

Sherlyn W. Farrell	2023	80,850	-	-	-	80,850
Chief Financial Officer (2)	2022	-	-	-	-	-

Mark Corrao,	2023	$80,250	$-	$-	$-	$80,250
Former Chief Financial Officer (3)	2022	$93,625	$-	$-	$-	93,625

Kalie Wortinger	2023	167,427	$-	$-	$-	$167,427
Senior Manager, Engineering	2022	139,615	$-	$-	$-	$139,615

Brandon Owens	2023	$194,499	$-	$-	$-	$194,499
Vice President of Sales	2022	$176,823	$-	$-	$14,888	$191,711

(1)	Amounts shown in this column do not reflect dollar amounts actually received. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our financial statements, which are included in our Annual Report on Form 10-K, filed with the SEC on October 6, 2023.

(2)	Ms. Farrell was appointed as the Company’s Chief Financial Officer effective December 15, 2022.

(3)	Mr. Corrao served as the Company’s Chief Financial Officer from December 15, 2021 through December 15, 2022. The amount of salary reported for 2022 and 2023 includes $72,625 and $62,250, respectively, paid to CFO Squad LLC in connection with accounting services provided.

Employment Agreements

Ann Marie Sastry, Chief Executive Officer

On April 27, 2018 Amesite Parent entered into an Executive Employment Agreement with Dr. Sastry (the “Sastry Employment Agreement”). Pursuant to the terms of the Sastry Employment Agreement, Dr. Sastry is entitled to a $350,000 base salary to be paid in accordance with our regularly established payroll practice. Additionally, Dr. Sastry received a bonus of $200,000 for the year ended June 30, 2019 based upon achievement of certain performance milestones (with determination of achievement of such milestones approved by the Compensation Committee of our board of directors). Dr. Sastry is also eligible to receive other customary benefits, including paid time off, health insurance, and other benefits. Dr. Sastry’s base salary is reviewed periodically by our board of directors and adjustments may be made upon the recommendations of the Compensation Committee.

Except in situations where the employment of Dr. Sastry is terminated for “Cause” (as that term is defined in the Sastry Employment Agreement) or by death, in the event that we terminate Dr. Sastry’s employment at any time, Dr. Sastry will receive (i) an amount equal to twelve (12) months of the her then-current base salary, payable in the form of salary continuation (“Severance” and such period, the “Severance Period”) and (ii) if Dr. Sastry timely elects COBRA continuation coverage, the Company will pay the cost of continuation coverage for Dr. Sastry and her eligible family members under the our group health plan until the earlier of (a) the end of the Severance Period, and (b) the date Dr. Sastry becomes covered under another employer’s group health plan. Dr. Sastry’s eligibility for Severance is conditioned on Dr. Sastry having first signed a release agreement with us. Executive shall not be entitled to any Severance if Dr. Sastry’s employment is terminated for Cause or by death or if Dr. Sastry’s employment is terminated by Dr. Sastry without Good Reason (as defined in the Sastry Employment Agreement).

We entered into an Executive Agreement, effective June 1, 2020, with Dr. Sastry regarding her continued service as our Chief Executive Officer (the “May 2020 Sastry Agreement”). This agreement replaced and superseded the Sastry Employment Agreement. Pursuant to the terms of the May 2020 Sastry Employment Agreement, Dr. Sastry was entitled to a $350,000 base salary (the “Base Salary”) to be paid in accordance with our regularly established payroll practice, which increased to $550,000 per year upon completion of our initial public offering. Additionally, Dr. Sastry received 525,000 options to purchase our common stock, and is entitled to receive additional grants of options each successive year she serves as Chief Executive Officer based on her Base Salary. Dr. Sastry is also eligible to earn an annual bonus of up to $300,000, based on the achievement of certain performance-based milestones for each fiscal year mutually agreed upon by our board of directors and/or our Compensation Committee and Dr. Sastry.

Dr. Sastry is also eligible to receive other customary benefits offered by the Company to its senior executives and directors, including paid time off, retirement benefits, health insurance, life insurance and other benefits. Dr. Sastry’s base salary is reviewed periodically by our board of directors and adjustments may be made upon the recommendation of the Compensation Committee.

Sherlyn W. Farrell, Chief Financial Officer

In connection with Ms. Farrell’s appointment as Chief Financial Officer on December 12, 2022, we entered into a CFO Agreement with Ms. Farrell, pursuant to which she receives $200 per hour, payable in accordance with our standard payroll policies. The CFO Agreement will terminate on December 12, 2023, and may only be extended thereafter by mutual agreement, unless terminated earlier by operation of and in accordance with the CFO Agreement.

Mark Corrao, Former Chief Financial Officer

In connection with Mr. Corrao’s appointment as Chief Financial Officer on December 15, 2021, we entered into a CFO Agreement with Mr. Corrao, pursuant to which he received $3,000 upon signing of the agreement and $3,000 per month thereafter, payable in accordance with our standard payroll policies. The CFO Agreement terminated on December 15, 2022. The CFO Agreement and all compensation payable thereunder was contingent upon the continuance of a separate consulting services agreement between the Company and The CFO Squad LLC, which also terminated in connection with the termination of the CFO Agreement.

Kalie Wortinger, Senior Manager, Engineering

On April 18, 2018 the Company entered into an employment agreement with Ms. Wortinger, which was subsequently amended on April 28, 2023 (the “Wortinger Employment Agreement”). Pursuant to the terms of the Wortinger Employment Agreement, as amended, Ms. Wortinger is entitled to a $178,400 base salary to be paid in accordance with our regularly established payroll practice. Additionally, Ms. Wortinger is also eligible to receive other customary benefits, and is eligible to receive stock options, restricted stock units and other equity incentive grants as determined by the board of directors.

Brandon Owens, Vice President of Sales

On October 12, 2020 the Company entered into an employment agreement with Mr. Owens, which was subsequently amended on January 13, 2023 (the “Owens Employment Agreement”). Pursuant to the terms of the Owens Employment Agreement, as amended, Mr. Owens is entitled to a $130,000 base salary to be paid in accordance with our regularly established payroll practice. Additionally, Mr. Owens was eligible for certain bonus and commission payments during his first year of employment based upon achievement of certain performance milestones. Additionally, Mr. Owens received stock options in connection with the commencement of his employment, and is also eligible to receive other customary benefits, stock options, restricted stock units and other equity incentive grants as determined by the board of directors.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of June 30, 2023:

NAME	GRANT DATE	VESTING COMMENCEMENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE

Ann Marie Sastry, Ph.D.	5/21/2020	5/21/2021	43,750	(1)	43,750	(1)	$24.00	5/21/2030

Brandon Owens	11/4/2020	11/4/2021	1,667		694	(2)	$49.92	11/4/2030
	5/13/2021	5/13/2022	2,083		1,085	(2)	$26.28	5/13/2031

Kalie Wortinger	7/23/2018	5/14/2019	1,000		1,000	(3)	$18.00	7/23/2028
	3/20/2020	3/20/2021	1,000		656	(3)	$24.00	3/20/2030
	5/13/2021	5/13/2022	3333		1736	(2)	$26.28	5/13/2031

(1)	Fully vested.

(2)	25% of the options vest on the one-year anniversary of the date of the grant and the remaining 75% vest in thirty-six (36) successive equal monthly installments thereafter.

(3)	25% of the options vest on the one-year anniversary of the date of the grant and the remaining 75% vest in forty-eight (48) successive equal monthly installments thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of December 8, 2023, based on 2,542,440 shares issued and outstanding by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors and director nominees, (iii) our named executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days of December 8, 2023. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Amesite Inc., 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226.

Name of Beneficial Owner and Title of Officers and Directors	Shares of Common Stock Beneficially Owned	Percentage
Ann Marie Sastry, Ph.D., President, Chief Executive Officer, and Chairman of the Board (1)	575,848	22.27%
Sherlyn W. Farrell, Chief Financial Officer	-	-
Mark Corrao, Former Chief Financial Officer	-	-
Kalie Wortinger	16	*
Brandon Owens	-	-
J. Michael Losh, Director (2)	52,191	2.01%
Gilbert S. Omenn, M.D., Ph.D., Director (3)	39,434	1.53%
Richard T. Ogawa, Director (4)	66,775	2.56%
Anthony M. Barkett, Director (5)	36,636	1.42%
Barbie Brewer, Director (6)	46,635	1.80%
George Parmer, Director (7)	103,046	4.02%
All Officers and Directors as a Group (11 persons) (8)	920,581	32.55%

Beneficial Owner Greater than 5% Stockholders
Mark Tompkins (9)	170,259	6.70%

*	Less than 1%.

(1)	Includes (i) 532,098 shares of common stock held by Dr. Sastry and (ii) 43,750 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of December 8, 2023 held by Dr. Sastry.

(2)	Includes (i) 3,472 shares of common stock held by Mr. Losh, (ii) 34,099 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of December 8, 2023 and (iii) 14,620 shares of common stock underlying restricted stock units that are presently exercisable or exercisable within 60 days of December 8, 2023, but excludes 31,925 shares of common stock underlying deferred stock units that may be issued in the Company’s discretion upon completion of service as a member of the board of directors, or if earlier, upon a change in control.

(3)	Includes (i) 3,472 shares of common stock held by Dr. Omenn, (ii) 21,342 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of December 8, 2023 and (iii) 14,620 shares of common stock underlying restricted stock units that are presently exercisable or exercisable within 60 days of December 8, 2023, but excludes 26,420 shares of common stock underlying deferred stock units that may be issued in the Company’s discretion upon completion of service as a member of the board of directors, or if earlier, upon a change in control.

(4)	Includes (i) 5,556 shares of common stock held by Mr. Ogawa, (ii) 46,599 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of December 8, 2023 and (iii) 14,620 shares of common stock underlying restricted stock units that are presently exercisable or exercisable within 60 days of December 8, 2023, but excludes 26,420 shares of common stock underlying deferred stock units that may be issued in the Company’s discretion upon completion of service as a member of the board of directors, or if earlier, upon a change in control.

(5)	Includes (i) 4,167 shares of common stock held by Mr. Barkett, (ii) 17,849 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of December 8, 2023 and (iii) 14,620 shares of common stock underlying restricted stock units that are presently exercisable or exercisable within 60 days of December 8, 2023, but excludes 26,420 shares of common stock underlying deferred stock units that may be issued in the Company’s discretion upon completion of service as a member of the board of directors, or if earlier, upon a change in control.

(6)	Includes (i) 2,083 shares of common stock held by Ms. Brewer, (ii) 29,932 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of December 8, 2023 and (iii) 14,620 shares of common stock underlying restricted stock units that are presently exercisable or exercisable within 60 days of December 8, 2023.

(7)	Includes (i) 84,167 shares of common stock held by Mr. Parmer, (ii) 4,259 shares of common stock underlying options that are presently exercisable or exercisable within 60 days of December 8, 2023 and (iii) 14,620 shares of common stock underlying restricted stock units that are presently exercisable or exercisable within 60 days of December 8, 2023, but excludes 19,524 shares of common stock underlying deferred stock units that may be issued in the Company’s discretion upon completion of service as a member of the board of directors, or if earlier, upon a change in control.

(8)	Includes 200,399 shares of common stock underlying options that are either presently exercisable or exercisable within 60 days of December 8, 2023 held by all directors and officers as a group.

(9)	Mr. Tompkins’s address is Apt 1, via Guidino 23, 6900 Lugano, Paradiso, Switzerland. Mr. Tompkins has voting and dispositive authority over the shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since July 1, 2021 to which the Company party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our respective directors, director nominees, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Related Party Advances

Since November 2017, Dr. Sastry has advanced approximately $239,292 to us to fund our start-up operations, which included research and development, organizational costs, and various professional fees in connection with the private placement offerings and insider investment. We did not have a formal arrangement or agreement with Dr. Sastry pursuant to which these funds were paid. Dr. Sastry paid certain related expenses and was reimbursed out of proceeds of private placement financings. Dr. Sastry was repaid without interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We will enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Consulting Agreements

On March 29, 2018, Amesite Parent’s board of directors approved a consulting agreement with Mr. Richard Ogawa whereby Mr. Ogawa provided certain consulting services to us relating to the protection of our intellectual property and general business advice for our benefit. We agreed to pay Mr. Ogawa $1,000 for each filed patent application and $1,000 for each issued or granted patent regardless of the jurisdiction or type of patent, except for provisional patent applications for which no fee would be paid by us. In addition, we granted Mr. Ogawa a nonqualified stock option to purchase 291,666 shares of Amesite Parent’s common stock at an exercise price of $1.50 per share (subject to adjustment for the Merger).

Related Person Transaction Policy

We have not had a formal policy regarding approval of transactions with related parties. In the near term, we expect to adopt a related person transaction policy that will set forth procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of the policy only, a related person transaction will be a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for our last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy we plan to adopt, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy will require that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

OTHER MATTERS

The board of directors knows of no other business, which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting virtually, at your request, we will cancel your previously submitted proxy.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders must submit the proposal to us at our corporate headquarters no later than August 9, 2024, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act and our Bylaws. Stockholders who intend to present a proposal, or nominate any person for election to the board of directors, at our 2025 Annual Meeting of Stockholders without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Secretary so that such notice is received by our Secretary at our principal executive offices on or after September 20, 2024, but no later than October 20, 2024. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Any director candidates recommended by security holders would be referred to the governance and nominating committee for consideration. The committee would review the qualifications of such director candidate and make a report to the board of directors. The board would then consider whether such candidate, taking into account various relevant factors, such as diversity, equity position in the company, background, experience, reputation, membership in other public company boards, business relationships, and potential contribution to the Company’s business and development, should be offered a position on the board of directors, either by appointment or at the next stockholders meeting.

The deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a shareholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws for our 2025 Annual Meeting of Stockholders is November 19, 2024. Shareholders intending to provide such a notice must comply with all requirements of Rule 14a-19 in addition to all requirements under our bylaws, including the timing of notice requirements described above.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address or phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226, Attn: Secretary, or by phone at (734) 876-8130. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

ANNUAL REPORT

Additional copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 may be obtained without charge by writing to the Company’s Secretary, 607 Shelby Street, Suite 700 PMB 214, Detroit, Michigan 48226.

Our audited financial statements for the fiscal year ended June 30, 2023 and certain other related financial and business information are contained in our 2023 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D.
December 8, 2023	Chairman of the Board of Directors

PROXY CARD

AMESITE INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JANUARY 18, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Ann Marie Sastry, Ph.D. and Sherlyn W. Farrell, as proxies with full power of substitution, to represent and to vote all the shares of common stock of Amesite Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held January 18, 2024 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED AT THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IMPORTANT — This Proxy must be signed and dated below.

The Annual Meeting of Stockholders of Amesite Inc. will be held virtually on January 18, 2024 at 8:45 a.m. Eastern Daylight Time at www.virtualshareholdermeeting.com/AMST2024.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Amesite Inc. to be held virtually at www.virtualshareholdermeeting.com/AMST2024, on January 18, 2024 beginning at 8:45 a.m. Eastern Daylight Time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 & 2.

1. Election of three Class III Director Nominees	FOR	WITHHOLD	FOR ALL EXCEPT
01 – Anthony M. Barkett 02 – Dr. Gilbert S. Omenn 03 – George Parmer	☐	☐	☐

2. Proposal to ratify Turner, Stone & Company L.L.P. as the Company’s independent registered public accountants for the fiscal year ending June 30, 2024.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion.

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:________________, 2023

Signature

Signature
(Joint Owners)

Name (printed)

VOTING INSTRUCTIONS

You may vote your proxy in the following ways:

1.	VIA INTERNET:

Login to www.proxyvote.xom

Enter your control number (12 digit number located below)

2.	VIA PHONE:

1-800-690-6903

3.	VIA MAIL:

Vote Processing

c/o Broadridge

51 Mercedes Way

Englewood, NY 11717

CONTROL NUMBER:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m.,

prevailing time, on January 17, 2024.